Exhibit 10.10


                                 October 9, 1992



Mr. Dennis Hiller
The Akro Corporation
1212 Seventh Street, S.W.
Canton, Ohio  44707

Dear Dennis:

         This is to advise you that in the event your employment with Collins & Aikman Corporation (the "Company") is terminated by the Company or any successor company (other than for "Cause") at any time within three months prior to or one year following a "change in control" of the Company, then in lieu of any severance that may be available to you under any severance pay policy or practices of the Company or any of its subsidiaries or under any employment agreement, you shall receive an amount equal to two times your annual base salary as in effect at the time of such termination. Such amount shall be paid, at the sole discretion of the Company, either in a lump sum promptly after your termination or on a periodic basis for the two-year period following your termination in accordance with the Company's normal pay practice. For purposes hereof, a "change of control" shall mean the sale or transfer, whether in one transaction or several, of more than 50% of the voting common stock of the Company to any person or persons other than Collins & Aikman Group, Inc. or any subsidiary or affiliate of Collins & Aikman Group, Inc. For purposes thereof, "Cause" shall mean (i) fraud or misappropriation with respect to any business of the Company or an affiliate of the Company or intentional, material damage to any property or business of the Company or an affiliate of the Company, (ii) willful failure by you to perform your duties and responsibilities and to carry out your authority, (iii) willful malfeasance or misfeasance or breach of fiduciary duty or representation to the Company or an affiliate of the Company,
(iv) willful failure to act in accordance with any specific lawful instructions of a majority of the Board of Directors of the Company or an affiliate of the Company or (v) conviction of you of a felony.
         This letter agreement shall not create an employment agreement and shall not affect the right of the Company to terminate your employment at any time without notice. The Company may terminate this letter agreement, if, prior to the date that is three months prior to a change of control of the Company, you cease to hold your current position or a higher executive position with the Company.

                                          Very truly yours


                                          /s/  James R. Birle
                                          James R. Birle
                                          Co-Chairman of the Board

Accepted:


/s/  Dennis Hiller